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  As Filed with the Securities and Exchange Commission on January 8, 1998
                                              Registration No. 33-_______
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               _______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            PRESIDENT CASINOS, INC.
              (Exact name of registrant as specified in charter)

                DELAWARE                                 51-0341200
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                 Identification Number)

        802 North First Street
         St. Louis, Missouri                                63102
(Address of principal executive offices)                  (Zip Code)

                 PRESIDENT CASINOS, INC. 1997 STOCK OPTION PLAN
                           (Full title of the plan)
                               ----------------
                               James A. Zweifel
            Executive Vice President and Chief Financial Officer
                            President Casinos, Inc.
                            802 North First Street
                          St. Louis, Missouri  63102
                    (Name and address of agent for service)
 Telephone number, including area code, of agent for service: (314) 622-3000

Copy to:                 Gerard K. Sandweg, Jr., Esq.
                               Thompson Coburn
                            One Mercantile Center
                         St. Louis,  Missouri  63101
                                (314) 552-6000

                       CALCULATION OF REGISTRATION FEE
==============================================================================
                                       Proposed     Proposed
Title of                               Maximum      Maximum
Securities           Amount            Offering     Aggregate    Amount of
to be                to be             Price Per    Offering     Registra-
Registered           Registered        Share(2)     Price(2)     tion Fee
------------------------------------------------------------------------------
Common Stock,
$.06 par value(1)    500,000 shares    $  3.563    $1,781,500     $ 525.54
==============================================================================
(1)  Included one attached Preferred Share Purchase Right per share
(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon the last transaction price per share as reported on the Nasdaq National Market on January 7, 1998.
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                            PRESIDENT CASINOS, INC.
                            1997 STOCK OPTION PLAN

Item 3.  Incorporation of Certain Documents by Reference.

  The following documents filed by President Casinos, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

  (i) The Company's latest Annual Report on Form 10-K, for the year ended February 28, 1997.

  (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1997 and August 31, 1997.

  (iii) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (File No. 33-48446), which description was incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 0-20840), including any amendment or report filed for the purpose of updating such description.

  (iv) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 0-20840), including any amendment or report filed for the purpose of updating such description.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

  Section 102 of the General Corporation Law of Delaware allows a corporation to include in its certificate of incorporation a provision which limits directors' personal liability to the corporation or its stockholders from monetary damages for breach of fiduciary duty as a director, with certain exceptions. Article Nine of the Company's Amended Certificate of Incorporation, as amended, provides such limitation to the fullest extent permitted by the General Corporation Law of Delaware.

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  Section 145 of the General Corporation of Delaware permits the Company, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reasons of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or entity at the request of the Company. Article Eight of the Company's Amended Certificate of Incorporation and Article VIII of the Company's Bylaws provides for full indemnification of its directors and officers to the extent permitted by Section 145.

  The Company maintains a directors' and officers' liability insurance policy with total annual limits of $30,000,000. Subject to the limits, retentions, exceptions and other terms and conditions of the policy, the Company's directors and officers are insured against liability for any actual or alleged error, misstatement, misleading statement, act or omission in the discharge of their respective responsibilities to the Company solely in their capacity as directors and officers of the Company.

Item 8.  Exhibits.

  The following exhibits are filed herewith or incorporated herein by reference:

  4.1  Amended Certificate of Incorporation of the Company is filed herewith.

  4.2 Amended By-Laws of the Company, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended August 31, 1997 is incorporated herein by reference.

  4.3 President Casinos, Inc. 1997 Stock Option Plan, filed as Appendix A to the Company's Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders is incorporated herein by reference.

  4.4 Rights Agreement, dated as of November 20, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agreement, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 0-20840) is incorporated herein by reference.

  5 Opinion of Thompson Coburn as to the legality of the securities to be issued is filed herewith.

  23   Consent of Deloitte & Touche LLP is filed herewith.

  25   Power of Attorney (set forth on signature page hereto).

Item 9.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

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      (i)    To include any prospectus required by Section 10(a)(3) of the
             Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling

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person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of January 8, 1998.

                                      PRESIDENT CASINOS, INC.


                                      By /s/ John S. Aylsworth
                                        --------------------------------------
                                         John S. Aylsworth, President

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  We, the undersigned officers and directors of President Casinos, Inc., hereby severally and individually constitute and appoint John E. Connelly, John S. Aylsworth and James A. Zweifel, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                           Date
---------                         -----                           ----

/s/ John E. Connelly
-----------------------    Chairman, Chief Executive       January 8, 1998
John E. Connelly           Officer and Director
                           (Principal Executive Officer)

/s/ James A. Zweifel
-----------------------    Executive Vice President and    January 6, 1998
James A. Zweifel           Chief Financial Officer
                           (Principal Financial Officer)

/s/ John S. Aylsworth
-----------------------    President and Director          January 6, 1998
John S. Aylsworth

/s/ Terrence L. Wirginis
-----------------------    Director                        January 8, 1998
Terrence L. Wirginis

/s/ Karl G. Andren
-----------------------    Director                        January 5, 1998
Karl G. Andren

/s/ Royal P. Walker, Jr.
-----------------------    Director                        January 5, 1998
Royal P. Walker, Jr.

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                                EXHIBIT INDEX

Exhibit No.

  4.1    Amended Articles of Incorporation of the Company is filed herewith.

  4.2 Amended By-Laws of the Company, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended August 31, 1997 is incorporated herein by reference.

  4.3 President Casinos, Inc. 1997 Stock Option Plan, filed as Appendix A to the Company's Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders is incorporated herein by reference.

  4.4 Rights Agreement, dated as of November 20, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agreement, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 000-20840) is incorporated herein by reference.

  5 Opinion of Thompson Coburn as to the legality of the securities to be issued.

  23     Consent of Deloitte & Touche LLP.

  25     Power of Attorney (set forth on signature page hereto).

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